 SECTION 906 CERTIFICATION

Pursuant to 18 U.S.C. § 1350, the undersigned officers of BlackRock California Municipal 2018 Term Trust (the "Company"), hereby certifies, to the best of their knowledge, that the Company's Report on Form N-CSR for the period ended December 31, 2005, (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: April 27, 2006

/s/ Robert S. Kapito
Name:	Robert S. Kapito
Title:	President and Principal Executive Officer

/s/ Henry Gabbay
Name:	Henry Gabbay
Title:	Treasurer and Principal Financial Officer